UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2017

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

(b) As previously disclosed in the proxy statement of Dycom Industries, Inc. (the “Company”) filed with the Securities and Exchange Commission on October 12, 2017 (the “2017 Proxy Statement”), Charles B. Coe, a member of the Board of Directors (the “Board”) of the Company, reached the mandatory retirement age for Board members under the Company’s Third Amended and Restated By-laws (the “By-laws”) and did not stand for re-election at the Company’s 2017 Annual Meeting of Shareholders held on November 21, 2017 (the “2017 Annual Meeting”). In connection with Mr. Coe’s retirement, the Board determined to reduce the size of the Board from eight members to seven members, effective November 21, 2017.

(e) As described below under Item 5.07, at the 2017 Annual Meeting, the Company’s shareholders approved:

1) an amendment and restatement of the Company’s 2012 Long-Term Incentive Plan (the “2012 Plan”). The amendment and restatement to the 2012 Plan became effective upon shareholder approval and, among other changes, increased by 865,000 the number of shares of the Company’s common stock available for issuance under the plan, added a “Change in Control” definition, increased the annual limit of awards denominated in cash that may be granted under the 2012 Plan to eligible participants to $3 million, and extended the term of the plan through the Company’s 2027 annual meeting of shareholders (i.e., an additional ten years), as set forth under “Proposal 5-Approval of the Amendment and Restatement of the Dycom Industries, Inc. 2012 Long-Term Incentive Plan” in the 2017 Proxy Statement, which description is incorporated herein by reference pursuant to General Instruction B.3 of Form 8-K.

2) the Company’s 2017 Non-Employee Directors Equity Plan (the “2017 Plan”). The 2017 Plan became effective upon shareholder approval and authorizes 140,000 shares of the Company’s common stock to be available for issuance under the plan for grant to the Company’s non-employee directors, as set forth under “Proposal 6-Approval of the Dycom Industries, Inc. 2017 Non-Employee Directors Equity Plan” in the 2017 Proxy Statement, which description is incorporated herein by reference pursuant to General Instruction B.3 of Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting, six proposals were voted upon by the Company’s shareholders. The proposals are described in detail in the 2017 Proxy Statement. At the 2017 Annual Meeting, the Company’s shareholders:

1) elected Dwight B. Duke and Laurie J. Thomsen to serve as directors until the Company’s fiscal 2020 Annual Meeting of Shareholders;

2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the six-month transition period of July 30, 2017 to January 27, 2018;

3) approved, on an advisory basis, the Company’s executive compensation;

4) approved, on an advisory basis, holding the Company’s advisory vote on executive compensation of its named executive officers on an annual basis;

5) approved an amendment and restatement of the Company’s 2012 Long-Term Incentive Plan, including an increase in the number of authorized shares and the reapproval of performance goals under the plan; and

6) approved the Company’s 2017 Non-Employee Directors Equity Plan.

Set forth below are the voting results for each matter submitted to a vote:

Proposal 1. Election of directors to serve until the Company’s fiscal 2020 Annual Meeting of Shareholders:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Dwight B. Duke	24,940,491	86,109	486,194	3,503,666
Laurie J. Thomsen	24,951,345	80,685	480,764	3,503,666

Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the six-month transition period of July 30, 2017 to January 27, 2018:

Votes For	Votes Against	Abstain	Broker Non-Votes
28,684,003	35,502	296,955	—

Proposal 3. Approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
24,881,930	319,148	311,716	3,503,666

Proposal 4. Frequency of future non-binding shareholder advisory votes on executive compensation:

One Year	Two Years	Three Years	Abstain
23,076,801	40,813	2,085,221	309,959

Consistent with the recommendation of the Board of Directors, a majority of the votes cast by shareholders voted to hold future advisory votes on executive compensation on an annual basis. In light of the foregoing, the Company currently intends to hold future advisory votes on executive compensation every year.  The next required vote on the frequency of future advisory votes on executive compensation is scheduled to occur at the Company’s 2023 Annual Meeting of Shareholders.

Proposal 5. Approval of an amendment and restatement of the Company’s 2012 Long-Term Incentive Plan, including an increase in the number of authorized shares and the reapproval of performance goals under the plan:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,474,775	2,718,015	320,004	3,503,666

Proposal 6. Approval of the Company’s 2017 Non-Employee Directors Equity Plan:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,193,167	3,027,350	292,277	3,503,666

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 21, 2017

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Vice President, General Counsel and Corporate Secretary